EXHIBIT 5.1

Reply to:

cjh@huntlawgrp.com

October 27, 2025

Via Email

Board of Directors

American Resources Corporation

9002 Technology Lane

Fishers, IN 46038

Re: Registration Statement on Form S-1

Gentlemen:

We have acted as special securities counsel to American Resources Corporation, a Florida corporation (the “Company”), in connection with its registration statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 27, 2025, under the Securities Act of 1933, as amended (the “Securities Act”), and relating to the proposed resale of an aggregate of up to 17,323,379 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), of which:

(i)	13,835,733 shares of Common Stock are issued and outstanding (the “Outstanding Shares”); and

(ii)	3,487,646 shares of Common Stock are issuable upon the exercise of Pre-Funded Warrants;

Capitalized terms defined in the Registration Statement and used, but not otherwise defined herein, have the meanings set forth in the Registration Statement. In this opinion, the Pre-Funded Warrants, are referred to as the “Warrants,” and the shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares.” The Outstanding Shares and the Warrant Shares may be collectively referred to as the “Securities.”

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of rendering this opinion.  We have examined originals or copies of the following specific documents and corporate records: (i) Articles of Incorporation and amendments thereto; (ii) Bylaws; (iii) Resolutions of the Board of Directors authorizing the issuance of the Shares; and (iv) the Registration Statement. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any fact material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

8200 Seminole Boulevard | Seminole, Florida 33772 (727) | 471-0444 telephone | (727) 471-facsimile

www.huntlawgrp.com

AREC Bd. Of Dir.

Re: AREC Form S-1

October 27, 2025

In rendering this opinion, we have relied upon, with the consent of the Company and its Board of Directors: (i) the representations of the Company, its officers and directors as set forth in the aforementioned documents as to factual matters; and (ii) assurances from the officers and directors of the Company regarding factual representations as we have deemed necessary for purposes of expressing the opinions set forth herein.  We have not undertaken any independent investigation to determine or verify any information and representations made by the Company, its officers and directors in the aforementioned documents and have relied upon such information and representations as being accurate and complete in expressing our opinion.

This opinion letter is based as to matters of law solely on the Florida Business Corporation Act, as amended, applicable provisions of the Florida Constitution, reported judicial decisions interpreting those laws and the provisions of the Securities Act, as well as the rules and regulations promulgated thereunder the “Laws”). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. No opinion is expressed herein regarding the qualification of the Securities under the securities or Blue Sky laws of any state or any foreign jurisdiction.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Outstanding Shares are duly authorized, validly issued, fully paid and non-assessable shares of capital stock of the Company, (ii) the Warrant Shares, when issued upon full payment therefor in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable shares of capital stock of the Company.

We have assumed in rendering the opinions set forth herein that no person or entity has taken any action inconsistent with the terms of the aforementioned documents or prohibited by law.  This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.  This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/: Law Office of Clifford J. Hunt, P.A.

LAW OFFICE OF CLIFFORD J. HUNT, P.A.